UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2007
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 300 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 8, 2007, MAPCO Express, Inc. (“MAPCO”), a subsidiary of Delek US Holdings, Inc. (“Delek US”), entered into a purchase and sale agreement with Calfee Company of Dalton, Inc., FM Leasing, LP, FM Leasing I, LP, MF Leasing, LP, AC Stores, LP, Com-Pac Properties, LLC, Com-Pac Properties Group, LP and Favorite One Properties, LP (the “Acquisition Agreement”). The Acquisition Agreement provides for the purchase of 107 retail fuel and convenience stores located primarily in eastern Tennessee and northern Georgia and related assets (the “Assets”). Upon the completion of the transaction, MAPCO will own 71 of the properties and assume leases for the remaining 36. The purchase price for the Assets will be approximately $65 million plus the value of fuel, merchandise and food inventories to be determined at closing. The completion of the transaction is subject to customary closing conditions and government approvals.
     On February 12, 2007, Delek US issued the press release attached hereto as Exhibit 99.1 announcing that MAPCO has entered into the Acquisition Agreement.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
          Not Applicable.
(b) Pro forma financial information.
          Not Applicable.
(c) Shell company transactions.
          Not applicable.
(d) Exhibits
          99.1 Press release of Delek US Holdings, Inc. issued on February 12, 2007.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2007	DELEK US HOLDINGS, INC.
	By:	/s/ Edward Morgan
		Name:	Edward Morgan
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Delek US Holdings, Inc., issued on February 12, 2007.